UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2006

PROPEX FABRICS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-122829	36-2692811
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

260 The Bluffs

Austell, Georgia 30168

(Address of principal executive offices, including zip code)

(770) 941-1711

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

In response to the significant interest in and questions about its previously announced acquisition of SI Concrete Systems Corporation and SI Geosolutions Corporation (“SI”), Propex Fabrics Inc. (“Propex”) is providing investors with additional information about the proposed transaction.

Exclusive of SI’s prior woven carpet backing operation in Chickamauga, Georgia which it recently sold to Shaw Industries, SI has a significant remaining business comprised of three segments – Geosynthetics, Concrete Systems, and Industrial Fabrics. Adjusted for certain non-recurring items, SI generated revenues and adjusted EBITDA earnings (1) of approximately $257 million and $24 million, respectively, for the fiscal year ended October 2, 2005. The SI business includes certain products which are complementary to Propex’s existing product lines and other products which represent extensions to Propex’s current product portfolio.

Propex will retain its position as the leading global producer of Carpet Backing, its position as the leading North America producer of needle-punch nonwoven fabrics for Furniture and Bedding applications and has significant woven polypropylene operations in Europe and Brazil. The acquisition will provide Propex with a leading sales position in the Concrete fiber reinforcement business and will enhance Propex’s position in Geotextile fabrics. Further, Propex’s strength in wovens fabric manufacturing will be complemented by SI’s strength in non-wovens fabric manufacturing.

Given the complementary nature of the two businesses, we estimate that over the next 2-3 years the combined Propex/SI entity will realize more than $18 million of annualized cost savings. These savings will be primarily driven by estimated reductions in the duplicative administrative costs between the two current stand-alone entities and by taking advantage of both companies’ combined manufacturing strengths and existing capacities.

Finally, funding for the acquisition is expected to be provided by a combination of Propex’s current excess cash balances and the refinancing and extension of its current senior credit facility.

Propex expects to discuss this planned acquisition further in future investor calls.

(1) Adjusted EBITDA is defined as income before interest expense, income taxes and depreciation and amortization. Adjusted EBITDA is not a measure of performance under GAAP. Propex believes that adjusted EBITDA is commonly used by investors and analysts to measure a company’s ability to service its debt. Propex’s definition of EBITDA may differ from those of other companies.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This report includes forward-looking statements. These statements are indicated by words such as “believe”, “estimate”, “expect”, “will” and “projected.” Forward-looking statements include those regarding the expected closing of the acquisition and its impact on our results of operations and financial condition, as well as the expected source of funds to close the acquisition. Actual results could differ materially from those contemplated by such forward-looking statements as a result of any number of factors and uncertainties, many of which are beyond the control of Propex. Important factors that could cause actual results to differ materially from those in such forward-looking statements are enumerated in Propex’s periodic reports filed with the Securities and Exchange Commission. Since Propex cannot provide assurance concerning the impact of those factors and uncertainty, undue reliance should not be placed upon any forward-looking statements, and Propex undertakes no obligation to update those statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROPEX FABRICS INC.

Dated: January 9, 2006	By:	/s/ Philip D. Barnes
Philip D. Barnes
Chief Financial Officer and Treasurer